Exhibit 10.47

Guaranty Obligations Pre-maturity Covenants between the Parties Dispute Resolution Validity Acknowledgments by the Guarantors Summary of Guaranty Contract of RMB 5,000,000, with a term of 2 years from June 14, 2011 to June 13, 2013, between Changzhou Chuanghua Plastics Co., Ltd, and Jiangsu Wujin Rural Commercial Bank, guaranteed by Changzhou City Wujin Best Electronic Cables Co., Ltd and Shi Jun.